Exhibit 10.1

AMENDMENT TO AND WAIVER OF RIGHT TO EXTEND ORIGINAL LEASE

This Amendment to and Waiver of Right to Extend Original Lease (“Amendment”) is dated as of December 26, 2024, and entered into by and among ONCOCYTE CORPORATION, a California corporation (“Oncocyte” also referred to as “Tenant”), INDUCE BIOLOGICS USA, INC., a Michigan corporation (“Induce”), and CUSHING VENTURES, LLC, a California limited liability company (“Cushing” also referred to as “Landlord”), whereby the parties agree as follows:

1. Waiver of Extension Option. Oncocyte and Induce agree that: (i) upon Cushing and Induce each signing the Replacement Lease (defined below) all rights to extend the term of the Office Lease Agreement dated December 23, 2019 (“Original Lease”), between Oncocyte, as tenant, and Cushing, as landlord, including without limitation the option to extend set forth in Addendum No. 1 to the Original Lease, are terminated and of no further force or effect; and (ii) the Original Lease shall expire on October 31, 2027, and from and after such date Oncoctye shall have no further right, title, or interest in or to the Premises (defined in the Original Lease, and, as between Cushing and Induce, the Original Lease shall be replaced and superseded in its entirety by the Office Lease Agreement dated December 26, 2024, between Induce, as tenant, and Cushing, as landlord (“Replacement Lease”).

2. Reductions to Letter of Credit Amount. Pursuant to the Original Lease, Tenant delivered to Landlord a Letter of Credit in the amount of $1,700,000 (“Letter of Credit Amount”), and pursuant to Landlord’s Consent to Sublease dated September 12, 2023 (“Consent”), Landlord and Tenant revised the schedule for reductions in the Letter of Credit Amount. Notwithstanding anything to the contrary in the Original Lease or the Consent, Landlord and Tenant agree that provided Tenant is not in default under any of the terms and conditions of the Original Lease that is continuing beyond any and all applicable notice and cure periods, then, commencing on July 1, 2025 and continuing on the first day of each calendar month thereafter, the Letter of Credit Amount shall be reduced by an amount equal to $60,714.29 on each such date, until the Letter of Credit Amount is fully reduced, after which the Letter of Credit shall be deemed to have been terminated and Tenant shall have no further obligation to maintain or deliver the Letter of Credit under the Original Lease.

3. Surrender. Upon the expiration or earlier termination of the Original Lease, Tenant shall deliver the Premises to Landlord: (i) in good condition and repair, normal wear and tear and any casualty damage excepted therefrom; and (ii) contemporaneously with any and all fixtures, furniture and equipment currently located within the Premises as of the date of this Amendment. Notwithstanding any other provision of the Original Lease or the Consent and any other document related thereto, Tenant shall have no further or additional duties, responsibilities or obligations related to Tenant’s surrender of the Premises upon the expiration or earlier termination of the Original Lease.

4. Miscellaneous. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Original Lease. Except as expressly set forth herein, this Amendment shall not affect or impair any other covenants or conditions of the Original Lease or Consent, and all provisions thereof shall remain in full force and effect. This document may be executed in two or more counterparts, each of which will be considered an original but all of which together shall constitute one agreement. In the event any term, covenant, condition or provision of this Amendment is declared by a court of competent jurisdiction to be void or voidable, in conflict with any law or otherwise unenforceable, then such unenforceable term, covenant, condition or provision shall be limited to the extent necessary to render it enforceable, and the validity of all other terms, covenants, conditions and provisions hereof shall remain unaffected and in full force and effect. The parties thereto each represents and warrants to the other parties that each person executing this Amendment on behalf of such party is duly authorized to so execute and deliver this Amendment.

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The parties hereto have signed and entered into this Amendment as of the date first above written.

CUSHING VENTURES, LLC,		ONCOCYTE CORPORATION,
a California limited liability company		a California corporation

By:	/s/ William Nicely	By:	/s/ Josh Riggs

Name:	William Nicely	Name:	Josh Riggs

Title:	Authorized Signatory	Title:	CEO

Email Address: bnicely@thesmartcircle.com		Email Address: jriggs@oncocyte.com

INDUCE BIOLOGICS USA, INC.,
a Michigan corporation

		By:	/s/ David Campagnari

		Name:	David Campagnari

		Title:	President

Email Address: kdavid.campagnari@inducebiologics.com